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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 10, 2002

                       ENSTAR INCOME PROGRAM II-1, L.P.
            (Exact name of registrant as specified in its charter)

                                   Georgia
                (State or other jurisdiction of incorporation)

        000-14508                                       58-1628877
(Commission File Number)                    (I.R.S. Employer Identification No.)

                    c/o Enstar Communications Corporation
              12405 Powerscourt Drive, St. Louis, Missouri 63131
             (Address of principal executive offices) (Zip Code)

                                (314) 965-0555
             (registrant's telephone number, including area code)
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Item 5.     Other Events.

        On April 10, 2002, Enstar Income Program II-1, L.P. (the "Partnership") entered into an asset purchase agreement providing for the sale of all of the Partnership's Illinois cable television systems to Charter Communications Entertainment I, LLC, an affiliate of Enstar Communications Corporation (the "Corporate General Partner") and an indirect subsidiary of Charter Communications, Inc., for a total sale price of approximately $14,706,800 (the "Charter Sale"). Closing of the Charter Sale is subject to closing sale price adjustments, regulatory approvals, customary closing conditions and approval by the limited partners of the sale transaction. In addition, the limited partners must also approve an amendment to the Partnership Agreement to allow the sale of assets to an affiliate of the Corporate General Partner. It is expected that this sale will be consummated in the third quarter of 2002, although no assurance is given regarding this matter. Proceeds from the sale will be used primarily for transaction costs, dissolution expenses and distributions to partners.

        Prior to entering into the Charter Sale agreement, the Partnership was a party to a multi-party asset sale agreement whereby the Partnership and five other affiliated partnerships (which, together with the Partnership are collectively referred to as the "Selling Partnerships") would sell all of their assets used in the operation of their respective Illinois cable television systems (the "Multi-Party Sale") to three affiliates of the Corporate General Partner (referred to as the "Purchasers"). The Multi-Party Sale provided for a total cash sale price of $63,000,000, with the total sale price being allocated among the Selling Partnerships based on the number of customers served by each of the Selling Partnerships' respective Illinois cable systems as of June 30, 2001 and each Selling Partnership receiving the same value per customer. The Partnership's share of the purchase price was to be approximately $14,706,800. Closing of the Multi-Party Sale was subject to closing sale price adjustments, regulatory approvals, customary closing conditions and the approval by the limited partners of the Selling Partnerships of the sale of their respective Illinois cable systems. On April 10, 2002, the Purchasers and the Partnership agreed to terminate the Partnership as a party to the Multi-Party Sale, and the other Selling Partnerships and the Purchasers closed the transaction as to the remaining assets covered by the Multi-Party Sale agreement.
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Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

       (a)  Financial statements of businesses acquired.

            Not applicable.

       (b)  Pro forma financial information.

            Not applicable.

       (c)  Exhibits.

            2.1 Letter of Amendment, dated April 10, 2002, by and between Charter Communications Entertainment I, LLC, Interlink Communications Partners, LLC, and Rifkin Acquisitions Partners, LLC and Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar IV/PBD Systems Venture, and Enstar Cable of Macoupin County. *

            2.2 Asset Purchase Agreement, dated April 10, 2002, by and between Charter Communications Entertainment I, LLC, and Enstar Income Program II-1, L.P. *

            *  Exhibits attached
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Enstar Income Program II-1, L.P.

                                    By: Enstar Communications Corporation
                                        its General Partner

                                    By: /s/ Paul E. Martin
                                        ----------------------------------
                                        Name:  Paul E. Martin
                                        Title:  Vice President and Corporate
                                                Controller
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)


Dated: April 26, 2002